THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF SUPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

NUMBER •

PRINCIPAL AMOUNT CDN$•

CARBIZ INC.

Incorporated under the Business Corporations Act (Ontario)

CONVERTIBLE DEBENTURE

For value received, Carbiz Inc. (hereinafter referred to as the "Corporation") hereby acknowledges itself indebted to • (the "Holder"), and promises to pay to the Holder the amount of CDN$• (the "Principal Amount"), paid to the Holder, in securities of the Corporation (subject to and in accordance with the terms, conditions and provisions of this Debenture), at the head office of the Corporation (7560 Commerce Court, Sarasota, Florida 34243), or at such other place or places within Florida as may be designated by the Corporation from time to time by notice in writing to the Holder, together with all costs and expenses that may become payable to the Holder hereunder. The Corporation will pay interest on the Principal Amount outstanding from time to time at a rate equal to five per cent (5%) per annum commencing on October•, 2005, such interest to be paid to the Holder in securities of the Corporation in accordance with the terms herein.

By its execution hereof, the Holder acknowledges and agrees to the terms and conditions hereof, including the terms and conditions set out in Schedule "A" hereto, which are incorporated herein by reference and form a part of this Debenture.

IN WITNESS WHEREOF, the Corporation and the Holder have caused this Debenture to be executed as of October •, 2005.

CARBIZ INC.

Per:

Full Legal Name of Holder (please print)

(signature)

The Holder shall not trade this Debenture, except in accordance with applicable securities legislation.

SCHEDULE "A"

The following terms and conditions are applicable to the Convertible Debenture of Carbiz Inc., dated as of October •, 2005 made in favour of the Holder. ,

ARTICLE 1
INTERPRETATION

1.1           Definitions

Whenever used in this Debenture, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the indicated meanings, respectively:

"1933 Act" means the United States Securities Act of 1933, as amended;

"this Debenture", "the Debenture", "Debenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this convertible debenture and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto and every debenture issued in replacement hereof;

"business day" means a day that is not a Saturday or Sunday or a civic or statutory holiday at the place where the Corporation has its registered office;

"Class A Warrant" means a Class A common share purchase warrant of the Corporation, each Class A Warrant entitling the holder thereof to acquire a Share at a price of CDN$0.15 per Share for a period of five years from October •, 2005 ;

"Class B Warrant" means a Class B common share purchase warrant of the Corporation, each whole Class B Warrant entitling the holder thereof to acquire a Share at a price of CDN$0.15 per Share for a period of five years from October •, 2005 ;

"Conversion Date" means the date on which the Corporation obtains a listing on the OTCBB and delists from the Exchange;

"Conversion Rate" means the automatic conversion on the Conversion Date of the Indebtedness into Units at a price of CDN$0.15 per Unit;

"Corporation" means Carbiz Inc., a body corporate incorporated under the laws of the Province of Ontario, and includes any successor corporation of the Corporation;

"Exchange" means the TSX Venture Exchange;

"Holder" means the Person from time to time registered as the holder of this Debenture and includes any assignees or successors to or of the Holder;

"Interest Amount" means the accrued and unpaid interest as at the Conversion Date;

"Indebtedness" means the Principal Amount and the Interest Amount;

"Investors’ Rights Agreement" means the Investors’ Rights Agreement dated as of the date hereof, entered into among the Corporation and each of the investors under the Corporation’s offering of a maximum of US$2,000,000 principal amount of Debentures;

"OTCBB" means the United States Over the Counter Bulletin Board;

"Person" includes individuals, partnerships, corporations, companies and other business or legal entities;

"Principal Amount" means the principal amount of this Debenture as set forth on the face page hereof;

"Shares" means common shares in the capital of the Corporation, as such shares exist at the close of business on the date of execution and delivery of this Debenture and shall include any and all shares resulting from any subdivision, redivision, reduction, combination or consolidation, merger, amalgamation or reorganization and any common shares of any company or corporation to which the Corporation may sell, lease or transfer or otherwise dispose of all or substantially all of its property and assets;

"Subscription Agreement" means the agreement, dated as of the date hereof, between the Corporation and the Holder, pursuant to which the Holder subscribed for and agreed to purchase the Debenture;

"Underlying Securities" means, collectively, the Shares comprising the Units, the Warrants and the Warrant Shares;

"Unit" means a unit of the Corporation, each Unit being comprised of one Share, one Class A Warrant and one-half of one Class B Warrant;

"Warrants" means, collectively, the Class A Warrants and the Class B Warrants; and

"Warrant Shares" means the Shares that are issuable upon exercise of the Warrants.

1.2            Interpretation

Whenever used in this Debenture, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the neuter or the feminine genders and vice versa.

1.3            Headings, Etc.

The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.4            Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

1.5            Currency

All references to currency herein shall be to lawful money of the United States of America unless otherwise specifically noted.

ARTICLE 2
CONVERSION OF DEBENTURE

2.1            Conversion and Conversion Rate

(a)	Upon and subject to the terms and conditions set out in this Article 2, the Indebtedness shall automatically convert into Units at the Conversion Rate on the Conversion Date.

(b)	The Conversion Rate shall be subject to adjustment as provided in Section 2.2.

2.2            Exchange of Debenture

If, and whenever there is a merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Reorganization"), and the Holder has not exercised its right of conversion in its entirety prior to the effective date or record date for such Reorganization, then the Holder shall exchange this Debenture for a post-Reorganization Debenture with substantially the same form and terms and the same Maturity Date as this Debenture.

2.3            No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Shares upon the conversion of the Indebtedness into Shares pursuant to this Article 2. If any fractional interest in a Share would otherwise be deliverable upon the conversion of the Indebtedness, then the number of Shares to be issued shall be rounded down to the next whole number.

2.4            Cancellation of Converted Debenture

Upon conversion of the Indebtedness pursuant to this Article 2 , this Debenture shall be cancelled and shall be of no further force or effect.

2.5            U.S. Legends

Unless the Warrant Shares or Shares underlying the Units are appropriately registered under the 1933 Act and any applicable state securities laws, the Holder understands and acknowledges that all of the Underlying Securities are "restricted securities" as defined in Rule 144 under the 1933 Act, and upon the original issuance of the Underlying Securities, and until such time as it is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, all certificates representing the Underlying Securities and all certificates issued in exchange therefore or in substitution thereof, shall bear the following legend:

"THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUED UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, that if the Underlying Securities are being sold pursuant to Rule 144 of the 1933 Act, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the 1933 Act and applicable state securities laws.

2.6            Exercise of Warrants

The Holder acknowledges that any person who exercises a Warrant may be required to provide to the Corporation either:

(a)
a written certification that the holder (i) acquired the Warrant directly from the Corporation pursuant to a written subscription agreement for the purchase of a Debenture; (ii) is exercising the Warrant, as applicable, solely for its own account and not on behalf of any other person; and (iii) was an "accredited investor", as such term is defined in Rule 501(a) of Regulation D under the 1933 Act, both on the date the Debenture was acquired from the Corporation and on the date of exercise of the Warrant; or

(b)
a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the issuance of the Warrant Shares.

Unless the Warrant Shares are appropriately registered under the 1933 Act and applicable state securities laws, the Holder understands that the certificates representing the Warrant Shares will bear a legend restricting transfer without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available.

ARTICLE 3
COVENANTS

3.1            Investors’ Rights Agreement

The Corporation hereby covenants and agrees with the Holder that it will abide by all the terms and conditions set forth in the Investors’ Rights Agreement.

3.2            Maturity

In the event the Indebtedness has not been converted into Units as set out in Section 2.1 on or prior to March 31, 2006 (the "Maturity Date"), then the Indebtedness and all accrued and unpaid interest shall be paid in cash on the Maturity Date and the Corporation's obligations hereunder shall expire.

3.3            Stamp Tax

The Corporation shall pay any stamp or other taxes or charges imposed by the State of Florida in respect of this Debenture.

ARTICLE 4
MISCELLANEOUS

4.1            Discharge

Upon conversion of the Debenture in accordance with the terms hereof, the Holder shall deliver up this Debenture to the Corporation and shall execute and deliver to the Corporation such deeds and other documents as the Corporation may reasonably require to evidence the release and discharge of this Debenture.

4.2            Severability

If any covenant or provision herein is determined to be illegal, unenforceable or prohibited by applicable law, such illegality, unenforceability or prohibition shall not affect or impair the validity of any other covenant or provision herein.

4.3            Laws of Alberta

This Debenture shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. The Holder hereby irrevocably submits to the jurisdiction of the courts of the Province of Alberta in respect of any action, suit or any other proceeding arising out of or relating to this Debenture.

4.4            Notices

All notices, reports or other communications required or permitted by this Debenture shall be in writing and either delivered by hand, mail or by any form of electronic communication by means of which a written or typed copy is produced at the address of the recipient and shall be effective on actual receipt, unless sent (i) by mail in which case it shall be deemed to have been received and be effective on the date that is three business days following the date of mailing, or (ii) by electronic means in which case it is effective on the business day, next following the date of transmission. Such notices, reports or other communications shall be addressed to the relevant party, as follows:

(a)	if to the Corporation:

Carbiz Inc.
7560 Commerce Court Sarasota, Florida 34243

Attention: Carl Ritter
Telecopier No.: (941) 953-3580

(b)	if to the Holder, at the address of the Holder as set forth on the face page of the Subscription Agreement.

4.5            Enurement

This Debenture shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Corporation and its successors and assigns.

4.6            Time of the Essence

Time shall be of the essence of this Agreement.

4.7            Maximum Rate Permitted by Law

Under no circumstances shall the Holder be entitled to receive nor shall it in fact receive a payment or partial payment of interest, fees or other amounts under or in relation to this Debenture at a rate that is prohibited by applicable law. Accordingly, notwithstanding anything herein or elsewhere contained, if and to the extent that under any circumstances, the effective annual rate of "interest" (as defined in Section 347 of the Criminal Code of Canada) received or to be received by a Holder (determined in accordance with such section) on any amount of "credit advanced" (as defined in that section) pursuant to these presents or any agreement or arrangement collateral hereto entered into in consequence or implementation hereof would, but for this Section 4.7, be a rate that is prohibited by applicable law, then the effective annual rate of interest, as so determined, received or to be received by the Holder on such amount of credit advanced shall be and be deemed to be adjusted to a rate that is one whole percentage point less than the lowest effective annual rate of interest that is so prohibited (the "adjusted rate"); and, if the Holder has received a payment or partial payment which would, but for this Section 4.7, be so prohibited then any amount or amounts so received by the Holder in excess of the lowest effective annual rate that is so prohibited shall and shall be deemed to have comprised a credit to be applied to subsequent payments on account of interest, fees or other amounts due to the Holder at the adjusted rate.